                                                                EXHIBIT 6c


                         SOLICITING DEALER AGREEMENT






                                    [LOGO]





                           JOHN HANCOCK FUNDS, INC.

                    BOSTON -- MASSACHUSETTS -- 02199-7603

                           JOHN HANCOCK FUNDS,  INC.
                             101 HUNTINGTON AVENUE
                             BOSTON, MA  02199-7603


                          SOLICITING DEALER AGREEMENT


                                              Date
                                                  ------------------------------

     John Hancock Funds, Inc. ("the Distributor" or "Distributor") is the principal distributor of the shares of beneficial interest (the "securities") of each of the John Hancock Funds, ("We" or "us"), (the "Funds"). Such Funds are those listed on Schedule A hereto which may be amended or supplemented from time to time by the Distributor to include additional Funds for which the Distributor is the principal distributor. You represent that you are a member of the National Association of Securities Dealers, Inc., (the "NASD") and, accordingly, we invite you to become a non-exclusive soliciting dealer to distribute the securities of the Funds and you agree to solicit orders for the purchase of the securities on the following terms. Securities are offered pursuant to each Fund's prospectus and statement of additional information, as such prospectus and statement of additional information may be amended from time to time. To the extent that the prospectus or statement of additional information contains provisions that are inconsistent with the terms of this Agreement, the terms of the prospectus or statement of additional information shall be controlling.


OFFERINGS

1. You agree to abide by the Rules of Fair Practice of the NASD and to all other rules and regulations that are now or may become applicable to transactions hereunder.

2. As principal distributor of the Funds, we shall have full authority to take such action as we deem advisable in respect of all matters pertaining to the distribution. This offer of shares of the Funds to you is made only in such jurisdictions in which we may lawfully sell such shares of the Funds.

3. You shall not make any representation concerning the Funds or their securities except those contained in the then- current prospectus or statement of additional information for each Fund.

4. With the exception of listings of product offerings, you agree not to furnish or cause to be furnished to any person or display, or publish any information or materials relating to any Fund (including, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, posters, signs and other similar materials), except such information and materials as may be furnished to you by the Distributor or the Fund. All other materials must receive written approval by the Distributor before distribution or display to the public. Use of all approved advertising and sales literature materials is restricted to appropriate distribution channels.

5. You are not authorized to act as our agent. Nothing shall constitute you as a syndicate, association, joint venture, partnership, unincorporated business, or other separate entity or otherwise partners with us, but you shall be liable for your proportionate share of any tax, liability or expense based on any claim arising from the sale of shares of the Funds under this Agreement. We shall not be under any liability to you, except for obligations expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act of 1933, and no obligations on our part shall be implied or inferred herefrom.

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6.   DEALER COMPLIANCE/SUITABILITY STANDARDS (CLASS A AND CLASS B SHARES) -
Certain mutual funds distributed by the Distributor are being offered with two or more classes of shares of the same investment portfolio ("Fund") - refer to each Fund prospectus for availability and details. It is essential that the following minimum compliance/suitability standards be adhered to in offering and selling shares of these Funds to investors. All dealers offering shares of the Funds and their associated persons agree to comply with these general suitability and compliance standards.

SUITABILITY

     With two classes of shares of certain funds available to individual investors, (Class A and Class B), it is important that each investor purchases not only the fund that best suits his or her investment objective but also the class of shares that offers the most beneficial distribution financing method for the investor based upon his or her particular situation and preferences. Fund share recommendations and orders must be carefully reviewed by you and your registered representatives in light of all the facts and circumstances, to ascertain that the class of shares to be purchased by each investor is appropriate and suitable. These recommendations should be based on several factors, including but not limited to:

     (A) the amount of money to be invested initially and over a period of time;
     (B) the current level of front-end sales load or back-end sales load imposed by the Fund;
     (C) the period of time over which the client expects to retain the investment;
     (D) the anticipated level of yield from fixed income funds' Class A and Class B shares;
     (E) any other relevant circumstances such as the availability of reduced sales charges under letters of intent and/or rights of accumulation.

     There are instances when one distribution financing method may be more appropriate than another. For example, shares subject to a front-end sales charge may be more appropriate than shares subject to a contingent deferred sales charge for large investors who qualify for a significant quantity discount on the front-end sales charge. In addition, shares subject to a contingent deferred sales charge may be more appropriate for investors whose orders would not qualify for quantity discounts and who, therefore, may prefer to defer sales charges and also for investors who determine it to be advantageous to have all of their funds invested without deduction of a front-end sales commission. However, if it is anticipated that an investor may redeem his or her shares within a short period of time, the investor may, depending on the amount of his or her purchase, bear higher distribution expenses by purchasing contingent deferred sales charge shares than if he or she had purchased shares subject to a front-end sales charge.

COMPLIANCE

     Your supervisory procedures should be adequate to assure that an appropriate person reviews and approves transactions entered into pursuant to this Soliciting Dealer Agreement for compliance with the foregoing standards. In certain instances, it may be appropriate to discuss the purchase with the registered representatives involved or to review the advantages and disadvantages of selecting one class of shares over another with the client. The Distributor will not accept orders for Class B Shares in any Fund from you for accounts maintained in street name. Trades for Class B Shares will only be accepted in the name of the shareholder.

7. CLASS C SHARES - Certain mutual funds distributed by the Distributor may be offered with Class C shares. Refer to each Fund prospectus for availability and details. Class C shares are designed for institutional investors and qualified benefit plans, including pension funds, and are sold without a sales charge or 12b-1 fee. If a commission is paid to you for transactions in Class C shares, it will be paid by the Distributor out of its own resources.


SALES

8. Orders for securities received by you from investors will be for the sale of the securities at the public offering price, which will be the net asset value per share as determined in the manner provided in the relevant Fund's prospectus, as now in effect or as amended from time to time, next after receipt by us (or the relevant Fund's transfer agent) of the purchase application and payment for the securities, plus the relevant sales charges set forth in the relevant Fund's then- current prospectus (the "Public Offering Price"). The procedures relating to the handling of orders shall be subject to our instructions which we will forward from time to time to you. All orders are subject to acceptance by us, and we reserve the right in our sole discretion to reject any order.

      In addition to the foregoing, you acknowledge and agree to the initial and subsequent investment minimums, which may vary from year to year, as described in the then-current prospectus for each Fund.

9. You agree to sell the securities only (a) to your customers at the public offering price then in effect, or (b) back to the Funds at the currently quoted net asset value.

10. The amount of sales charge to be reallowed to you (the "Reallowance") as a percentage of the offering price is set forth in the then-current prospectus of each Fund.

     If a sales charge on the purchase is reduced in accordance with the provisions of the relevant Fund's then-current prospectus pertaining to "Methods of Obtaining Reduced Sales Charges," the Reallowance shall be reduced pro rata.

11. We shall pay a Reallowance subject to the provisions of this agreement as set forth in Schedule B hereto on all purchases made by your customers pursuant to orders accepted by us (a) where an order for the purchase of securities is obtained by a registered representative in your employ and remitted to us promptly by you, (b) where a subsequent investment is made to an account established by a registered representative in your employ or (c) where a subsequent investment is made to an account established by a broker/dealer other than you and is accompanied by a signed request from the account shareholder that your registered representative receive the Reallowance for that investment and/or for subsequent investments made in such account. If for any reason, a purchase transaction is reversed, you shall not be entitled to receive or retain any part of the Reallowance on such purchase and shall pay to us on demand in full the amount of the Reallowance received by you in connection with any such purchase. We may withhold and retain from the amount of the Reallowance due you a sum sufficient to discharge any amount due and payable by you to us.

12. Certain of the Funds have adopted a plan under Investment Company Act Rule 12b-1 ("Distribution Plan" as described in the the prospectus). To the extent you provide distribution and marketing services in the promotion of the sale of shares of these Funds, including furnishing services and assistance to your customers who invest in and own shares of such Funds and including, but not limited to, answering routine inquiries regarding such Funds and assisting in changing distribution options, account designations and addresses, you may be entitled to receive compensation from us as set forth in Schedule C hereto. All compensation, including 12b-1 fees, shall be payable to you only to the extent that funds are received and in the possession of the Distributor.

13. We will advise you as to the jurisdictions in which we believe the shares have been qualified for sale under the respective securities or "blue sky" laws of such jurisdictions, but we assume no responsibility or obligations as to your right to sell the shares of the Funds in any state or jurisdiction.

14.   Orders may be placed through:
              John Hancock Funds, Inc.
              101 Huntington Avenue
              Boston, MA  02199-7603
              1-800-338-4265


SETTLEMENT

15. Settlements for wire orders shall be made within five business days after our acceptance of your order to purchase shares of the Funds. Certificates, when requested, will be delivered to you upon payment in full of the sum due for the sale of the shares of the Funds. If payment is not so received or made, we reserve the right forthwith to cancel the sale, or, at our option, to liquidate the shares of the Fund subject to such sale at the then prevailing net asset value, in which latter case you will agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid.

INDEMNIFICATION

16. The parties to this agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel), whether joint or several, to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon, (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it herein, or, (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations hereunder.

17. NSCC INDEMNITY - SHAREHOLDER AND HOUSE ACCOUNTS - In consideration of the Distributor and John Hancock Investor Services Corporation ("Investor Services") liquidating, exchanging, and/or transferring unissued shares of the Funds for your customers without the use of original or underlying documentation supporting such instructions (e.g., a signed stock power or signature guarantee), you hereby agree to indemnify the Distributor, Investor Services and each respective Fund against any losses, including reasonable attorney's fees, that may arise from such liquidation exchange, and/or transfer of unissued shares upon your direction. This indemnification shall apply only to the liquidation, exchange and/or transfer of unissued shares in shareholder and house accounts executed as wire orders transmitted via NSCC's Fund/SERVsystem. You represent and warrant to the Funds, the Distributor and Investor Services that all such transactions shall be properly authorized by your customers.

      The indemnification in this Section 16 shall not apply to any losses (including attorney's fees) caused by a failure of the Distributor, Investor Services or a Fund to comply with any of your instructions governing any of the above transactions, or any negligent act or omission of the Distributor, Investor Services or a Fund, or any of their directors, officers, employees or agents. All transactions shall be settled upon your confirmation through NSCC transmission to Investor Services.

      The Distributor, Investor Services or you may revoke the indemnity contained in this Section 16 upon prior written notice to each of the other parties hereto, and in the case of such revocation, this indemnity agreement shall remain effective as to trades made prior to such revocation.


MISCELLANEOUS

18. We will supply to you at our expense additional copies of the prospectus and statement of additional information for each of the Funds and any printed information supplemental to such material in reasonable quantities upon request.

19. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD.

20. Miscellaneous provisions, if any, are attached hereto and incorporated herein by reference.

21. This agreement, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts, may be terminated by any party hereto at any time upon written notice.





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SOLICITING DEALER

                         -------------------------------------------------
                                       Name of Organization


                      By:-------------------------------------------------
                            Authorized Signature of Soliciting Dealer


                         -------------------------------------------------
                                     Please Print or Type Name


                         -------------------------------------------------
                                              Title


                         -------------------------------------------------
                                      Print or Type Address



                         -------------------------------------------------
                                         Telephone Number


                    Date:
                         -------------------------------------------------


      In order to service you efficiently, please provide the following information on your Mutual Funds Operations Department:

               OPERATIONS MANAGER:
                                  ---------------------------------------------
               ORDER ROOM MANAGER:
                                  ---------------------------------------------
               OPERATIONS ADDRESS:
                                  ---------------------------------------------

                                  ---------------------------------------------

TELEPHONE:                                   FAX:
          --------------------------------       ------------------------------

TO BE COMPLETED BY:                                           TO BE COMPLETED BY:
JOHN HANCOCK FUNDS, INC.                                     JOHN HANCOCK INVESTOR
                                                              SERVICES CORPORATION


BY:                                              BY:
   -------------------------------------------      -------------------------------------------

----------------------------------------------   ----------------------------------------------
               TITLE                                                 TITLE




                             DEALER NUMBER:
                                           ------------------------------------

                                  JOHNHANCOCK
                                  MUTUAL FUNDS


                John Hancock Broker Distrubution Services, Inc.
          101 Huntington Avenue Boston, MA 02199-7608   1-800-225-5291

          /s/ John Hancock

                            JOHN HANCOCK FUNDS, INC.
                                  SCHEDULE A

                          DATED JANUARY 1, 1995 TO THE
               SOLICITING DEALER AGREEMENT RELATING TO SHARES OF
                               JOHN HANCOCK FUNDS


John Hancock Sovereign Achievers Fund                John Hancock National Aviation & Technology Fund
John Hancock Sovereign Investors Fund                John Hancock Regional Bank Fund
John Hancock Sovereign Balanced Fund                 John Hancock Gold and Government Fund
John Hancock Sovereign Bond Fund                     John Hancock Global Rx Fund
John Hancock Sovereign U.S. Government Income Fund   John Hancock Global Technology Fund
John Hancock Special Equities Fund*                  John Hancock Global Fund
John Hancock Special Opportunities Fund              John Hancock Pacific Basin Equities Fund
John Hancock Discovery Fund                          John Hancock Global Income Fund
John Hancock Growth Fund                             John Hancock International Fund
John Hancock Strategic Income Fund                   John Hancock Global Resources Fund
John Hancock Limited-Term Government Fund            John Hancock Emerging Growth Fund
John Hancock Cash Management Fund                    John Hancock Capital Growth Fund
John Hancock Managed Tax-Exempt  Fund                John Hancock Growth & Income Fund
John Hancock Tax-Exempt Income Fund                  John Hancock High Yield Bond Fund
John Hancock Tax-Exempt Series Fund                  John Hancock Investment Quality Bond Fund
John Hancock Special Value Fund                      John Hancock Government Securities Fund
John Hancock Strategic Short-Term Income Fund        John Hancock U.S. Government Fund
John Hancock CA Tax-Free Fund                        John Hancock Government Income Fund
John Hancock High Yield Tax-Free Fund                John Hancock Intermediate Government Fund
John Hancock Tax-Free Bond Fund                      John Hancock Adjustable U.S. Government Fund
John Hancock U.S. Government Cash Reserve Fund       John Hancock Cash Reserve Money Market B Fund

    From time to time John Hancock Funds, Inc., as principal distributor of the John Hancock funds, will offer additional funds for sale. These funds will automatically become part of this Agreement and will be subject to all its provisions unless otherwise directed by John Hancock Funds, Inc.

*Closed to new investors as of 9/30/94

                            JOHN HANCOCK FUNDS, INC.

                                  SCHEDULE B

                          DATED JANUARY 1, 1995 TO THE
               SOLICITING DEALER AGREEMENT RELATING TO SHARES OF
                               JOHN HANCOCK FUNDS

I.  REALLOWANCE

      The Reallowance paid to the selling Brokers for sales of John Hancock Funds is set forth in each Fund's then- current prospectus. No Commission will be paid on sales of John Hancock Cash Management Fund or any John Hancock Fund that is without a sales charge. Purchases of Class A shares of $1 million or more, or purchases into an account or accounts whose aggregate value of fund shares is $1 million or more will be made at net asset value with no initial sales charge. On purchases of this type, John Hancock Funds, Inc. will pay a commission as set forth in each Fund's then-current prospectus. John Hancock Funds, Inc. will pay Brokers for sales of Class B shares of the Funds a marketing fee as set forth in each Fund's then-current prospectus.

                            JOHN HANCOCK FUNDS, INC.

                                  SCHEDULE C

                          DATED JANUARY 1, 1995 TO THE
               SOLICITING DEALER AGREEMENT RELATING TO SHARES OF
                               JOHN HANCOCK FUNDS

FIRST YEAR SERVICE FEES

         Pursuant to the Distribution Plan applicable to each of the Funds listed in Schedule A, John Hancock Funds, Inc. will advance to you a First Year Service Fee related to the purchase of Class A shares (only if subject to sales charge) or Class B shares of any of the Funds, as the case may be, sold by your firm. This Service Fee will be compensation for your personal service and/or the maintenance of shareholder accounts ("Customer Servicing") during the twelve-month period immediately following the purchase of such shares, in the amount not to exceed .25 of 1% of net assets invested in Class A shares or Class B shares of the Fund, as the case may be, purchased by your customers.

SERVICE FEE SUBSEQUENT TO THE FIRST YEAR

         Pursuant to the Distribution Plan applicable to each of the Funds listed in Schedule A, the Distributor will pay you quarterly, in arrears, a Service Fee commencing at the end of the twelve month period immediately following the purchase of Class A shares (only if subject to sales charge) or Class B shares, as the case may be, sold by your firm, for Customer Servicing, in an amount not to exceed .25 of 1% of the average daily net assets attributable to the Class A shares or Class B shares of the Fund, as the case may be, purchased by your customers, provided your firm has under management with the Funds combined average daily net assets for the preceding quarter of no less than $1 million, or an individual representative of your firm has under management with the Funds combined average daily net assets for the preceding quarter of no less than $250,000 (an "Eligible Firm").

                JOHN HANCOCK BROKER DISTRIBUTION SERVICES, INC.

                                  SCHEDULE D

                           DATED JULY 1, 1992 TO THE
               SOLICITING DEALER AGREEMENT RELATING TO SHARES OF
                           JOHN HANCOCK MUTUAL FUNDS

     No broker/dealer shall represent the FUnds or Distribution Services in any written communications without prior receipt of written approval from John Hancock Broker Distribution Services, Inc. This includes but is not limited to all advertising, public relations, marketing and sales literature, and media contacts.

     Further, subsequent to the creation of such materialsbefore written approval from JHBDS will be given, a copy of the NASD review document applicable to such materials must be furnished to John Hancock Broker Distribution Services, Inc. for its review and files.


FOR PURPOSES OF THIS SCHEDULE D, THE FOLLOWING TERMS ARE DEFINED:

   Advertising:

        materials designed for the mass market, e.g. print ads, radio and tv commercials, billboards, etc.

   Sales literature:

        materials designed for a directed market, e.g. prospecting letters, brochures, mailers, stuffers, etc.

   Coop Advertising:

        advertising materials (as defined above) used by selling group members for which John Hancock pays some or all of the costs of publication whether the materials were developed by JHBDS Marketing or not.

   John Hancock Broker Distribution Services, Inc. Approval of Advertising:

        Approval has four meanings:approval of the material itself from a marketing perspective (JHBDS product managers), proactive compliance officer), parent company corporate advertising approval (John Hancock Mutual Life Insurance Company Advertising Dept. personnel) and approval for use and related cost-sharing arrangements (national sales coordinators).

   NASD Filing:

        Materials created by JHBDS will be filed with the NASD by the JHBDS Compliance Department. Materials not created by JHBDS but to be included in the coop program will be filed with the NASD by the broker-dealer creating the materials. However, prior to use of the materials in our coop program, we will need a copy of the final version of the material as well as the NASDcomment letter. When this is received, the above approvals can be obtained.

                            FINANCIAL INSTITUTION
                         SALES AND SERVICE AGREEMENT




                                    [LOGO]



                           JOHN HANCOCK FUNDS, INC.

             Boston     -     Massachusetts     -     02199-7603

                            JOHN HANCOCK FUNDS, INC.
                             101 HUNTINGTON AVENUE
                             BOSTON, MA  02199-7603



                             FINANCIAL INSTITUTION
                          SALES AND SERVICE AGREEMENT



                                           Date
                                               --------------------------------

     John Hancock Funds, Inc. ("The Distributor", or "Distributor"), ("We" or "us"), is the principal distributor of the shares of beneficial interest (the "securities") of each of the John Hancock Funds (the "Funds"). Such Funds are those listed on Schedule A hereto which may be amended or supplemented from time to time by the Distributor to include additional Funds for which the Distributor is the principal distributor. You hereby represent that you are a "bank" as defined in Section 3(a)(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and at the time of each transaction in shares of the Funds, are not required to register as a broker/dealer under the Exchange Act or regulations thereunder. We invite you to become a non-exclusive soliciting financial institution ("Financial Institution") to distribute the securities of the Funds and you agree to solicit orders for the purchase of the securities on the following terms. Securities are offered pursuant to each Fund's prospectus and statement of additional information, as such prospectus and statement of additional information may be amended from time to time. To the extent that the prospectus or statement of additional information contains provisions that are inconsistent with the terms of this Agreement, the terms of the prospectus or statement of additional information shall be controlling.


OFFERINGS

1. You represent and warrant that you will use your best efforts to ensure that any purchase of shares of the Funds by your customers constitutes a suitable investment for such customers. You acknowledge that you will base such a decision of suitability on all the facts you have gathered about your customer's financial situation, investment objectives, risk tolerance and sophistication.

2. You represent and warrant that a copy of the then-current prospectus of a Fund will be delivered to your customer before any purchase of shares of that Fund are effected for that customer. You shall not effect any transaction in, or induce any purchase or sale of, any shares of the Funds by means of any manipulative, deceptive or other fraudulent device or contrivance, and shall otherwise deal equitably and fairly with your customers with respect to transactions in shares of a Fund.

3. You represent and warrant that you will not make shares of any Fund available to your customers, including your fiduciary customers, except in compliance with all Federal and state laws and rules and regulations of regulatory agencies or authorities applicable to you, or any of your affiliates engaging in such activity, which may affect your business practices. You confirm that you are not in violation of any banking law or regulations as to which you are subject. You agree that you will comply with the requirements of Banking Circular 274 issued by the Office of the Comptroller of the Currency in offering shares of the Funds to your customers. We agree that we will comply with all Federal and state laws and rules and regulations of regulatory agencies or authorities applicable to us. We and you acknowledge and agree that the offering of shares of the Funds pursuant to this agreement is subject to the oversight of your management and the regulatory authorities by which you are subject to review, and that appropriate records and materials relating to any activity by you or us undertaken pursuant to this agreement may be accessed by bank examiners in the due course of any regulatory review to which you may be subject.


4. As principal distributor of the Funds, we shall have full authority to take such action as we deem advisable in respect of all matters pertaining to the distribution. This offer of shares of the Funds to you is made only in such jurisdictions in which we may lawfully sell such shares of the Funds.

5. You shall not make any representation concerning the Funds or their securities except those contained in the then-current prospectus or statement of additional information for each Fund.

6. We will supply to you at our expense additional copies of the then-current prospectus and statement of additional information for each of the Funds and any printed information supplemental to such material in reasonable quantities upon request. It shall be your obligation to ensure that all such information and materials are distributed to your customers who own or seek to own shares of the Funds in accordance with securities and/or banking law and regulations and any other applicable regulations.

7. With the exception of listings of product offerings, you agree not to furnish or cause to be furnished to any person or display, or publish any information or materials relating to any Fund (including, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, posters, signs and other similar materials), except such information and materials as may be furnished to you by us the Distributor or the Fund. All other materials must receive written approval by the Distributor before distribution or display to the public. Use of all approved advertising and sales literature materials is restricted to appropriate distribution channels.

8. You are not authorized to act as our agent. In making available shares of the Funds under this Financial Institution Sales and Service Agreement, nothing herein shall be construed to constitute you or any of your agents, employees or representatives as our agent or employee, or as an agent or employee of the Funds, and you shall not make any representations to the contrary. Nothing shall constitute you as a syndicate, association, unincorporated business, or other separate entity or partners with us, but you shall be liable for your proportionate share of any tax, liability or expense based on any claim arising from the sale of shares of the Funds under this Agreement. We shall not be under any liability to you, except for obligations expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act of 1933, and no obligations on our part shall be implied or inferred herefrom.

9. DEALER COMPLIANCE/SUITABILITY STANDARDS (CLASS A AND CLASS B SHARES) - Certain mutual funds distributed by the Distributor are being offered with two or more classes of shares of the same investment portfolio ("Fund") - refer to each Fund prospectus for availability and details. It is essential that the following minimum compliance/suitability standards be adhered to in offering and selling shares of these Funds to investors. All soliciting financial institutions offering shares of the Funds and their agents, employees and representatives agree to comply with these general suitability and compliance standards.

SUITABILITY

     With two classes of shares of certain funds available to individual investors, (Class A and Class B), it is important that each investor purchases not only the fund that best suits his or her investment objective but also the class of shares that offers the most beneficial distribution financing method for the investor based upon his or her particular situation and preferences. Fund share recommendations and orders must be carefully reviewed by you and your agents, employees and representatives in light of all the facts and circumstances, to ascertain that the class of shares to be purchased by each investor is appropriate and suitable. These recommendations should be based on several factors, including but not limited to:

     (A) the amount of money to be invested initially and over a period of time;
     (B) the current level of front-end sales load or back-end sales load imposed by the Fund;
     (C) the period of time over which the customer expects to retain the investment;
     (D) the anticipated level of yield from fixed income funds' Class A and Class B shares;
     (E) any other relevant circumstances such as the availability of reduced sales charges under letters of intent and/or rights of accumulation.

     There are instances when one distribution financing method may be more appropriate than another. For example, shares subject to a front-end sales charge may be more appropriate than shares subject to a contingent deferred sales charge for large investors who qualify for a significant quantity discount on the front-end sales charge. In addition, shares subject to a contingent deferred sales charge may be more appropriate for investors whose orders would not qualify for quantity discounts and who, therefore, may prefer to defer sales charges and also for investors who determine it to be advantageous to have all of their funds invested without deduction of a front-end sales commission. However, if it is anticipated that an investor may redeem his or her shares within a short period of time, the investor may, depending on the amount of his or her purchase, bear higher distribution expenses by purchasing contingent deferred sales charge shares than if he or she had purchased shares subject to a front-end sales charge.

COMPLIANCE

      Your supervisory procedures should be adequate to assure that an appropriate person reviews and approves transactions entered into pursuant to this Financial Institution Sales and Service Agreement for compliance with the foregoing standards. In certain instances, it may be appropriate to discuss the purchase with the agents, employees and representatives involved or to review the advantages and disadvantages of selecting one class of shares over another with the client. The Distributor will not accept orders for Class B Shares in any Fund from you for accounts maintained in your name or in the name of your nominee for the benefit of certain of your customers. Trades for Class B Shares will only be accepted in the name of the shareholder.

10. CLASS C SHARES - Certain mutual funds distributed by the Distributor may be offered with Class C shares. Refer to each Fund prospectus for availability and details. Class C shares are designed for institutional investors and qualified benefit plans, including pension funds, and are sold without a sales charge or 12b-1 fee. If a commission is paid to you for transactions in Class C shares, it will be paid by the Distributor out of its own resources.


SALES

11. With respect to any and all transactions in the shares of any Fund pursuant to this Financial Institution Sales and Service Agreement it is understood and agreed in each case that: (a) you shall be acting solely as agent for the account of your customer; (b) each transaction shall be initiated solely upon the order of your customer; (c) we shall execute transactions only upon receiving instructions from you acting as agent for your customer or upon receiving instructions directly from your customer; (d) as between you and your customer, your customer will have full beneficial ownership of all shares; (c) each transaction shall be for the account of your customer and not for your account; and (f) unless otherwise agreed in writing we will serve as a clearing broker for you on a fully disclosed basis, and you shall serve as the introducing agent for your customers' accounts. Subject to the foregoing, however, and except for Class B shares, as described in Section 8 above, you may maintain record ownership of such customers' shares in an account registered in your name or the name of your nominee, for the benefit of such customers. Each transaction shall be without recourse to you provided that you act in accordance with the terms of this Financial Institution Sales and Service Agreement. You represent and warrant to us that you will have full right, power and authority to effect transactions (including, without limitation, any purchases and redemptions) in shares of the Funds on behalf of all customer accounts provided by you.


12. Orders for securities received by you from your customers will be for the sale of the securities at the public offering price, which will be the net asset value per share as determined in the manner provided in the relevant Fund's prospectus, as now in effect or as amended from time to time, next after receipt by us (or the relevant Fund's transfer agent) of the purchase application and payment for the securities, plus the relevant sales charges set forth in the relevant Fund's then-current prospectus (the "Public Offering Price"). The procedures relating to the handling of orders shall be subject to our instructions which we will forward from time to time to you. All orders are subject to acceptance by us, and we reserve the right in our sole discretion to reject any order.

      In addition to the foregoing, you acknowledge and agree to the initial and subsequent investment minimums, which may vary from year to year, as described in the then-current prospectus for each Fund.

13. You agree to sell the securities only (a) to your customers at the public offering price then in effect, or (b) back to the Funds at the currently quoted net asset value.

14. The amount of sales charge to be reallowed to you (the "Reallowance") as a percentage of the offering price is set forth in the then-current prospectus of each Fund.

     If a sales charge on the purchase is reduced in accordance with the provisions of the relevant Fund's then- current prospectus pertaining to "Methods of Obtaining Reduced Sales Charges," the Reallowance shall be reduced pro rata.

15. We shall pay a Reallowance subject to the provisions of this agreement as set forth in Schedule B hereto on all purchases made by your customers pursuant to orders accepted by us (a) where an order for the purchase of securities is obtained by you and remitted to us promptly by you, (b) where a subsequent investment is made to an account established by you or (c) where a subsequent investment is made to an account established by a financial institution or registered broker/dealer other than you and is accompanied by a signed request from the account shareholder that you receive the Reallowance for that investment and/or for subsequent investments made in such account. If for any reason, a purchase transaction is reversed, you shall not be entitled to receive or retain any part of the Reallowance on such purchase and shall pay to us on demand in full the amount of the Reallowance received by you in connection with any such purchase. We may withhold and retain from the amount of the Reallowance due you a sum sufficient to discharge any amount due and payable by you to us.

16. Certain of the Funds have adopted a plan under Investment Company Act Rule 12b-1 ("Distribution Plan" as described in the prospectus). To the extent you provide distribution and marketing services in the promotion of the sale of shares of these Funds, including furnishing services and assistance to your customers who invest in and own shares of such Funds and including, but not limited to, answering routine inquiries regarding such Funds and assisting in changing distribution options, account designations and addresses, you may be entitled to receive compensation from us as set forth in Schedule C hereto.
All compensation, including 12b-1 fees, shall be payable to you only to the extent that funds are received and in the possession of the Distributor.

17. We will advise you as to the jurisdictions in which we believe the shares have been qualified for sale under the respective securities or "blue sky" laws of such jurisdictions, but we assume no responsibility or obligations as to your right to sell the shares of the Funds in any state or jurisdiction.

18.   Orders may be placed through:
           John Hancock Funds, Inc.
           101 Huntington Avenue
           Boston, MA  02199-7603
           1-800-338-4265

SETTLEMENT

19. Settlements for wire orders shall be made within five business days after our acceptance of your order to purchase shares of the Funds. Certificates, when requested, will be delivered to you upon payment in full of the sum due for the sale of the shares of the Funds. If payment is not so received or made, we reserve the right forthwith to cancel the sale, or, at our option, to liquidate the shares of the Fund subject to such sale at the then prevailing net asset value, in which latter case you will agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid.


INDEMNIFICATION

20. The parties to this agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel), whether joint or several, to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon, (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it herein, or, (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations hereunder.


MISCELLANEOUS

21. Any notice to you shall be duly given if mailed or telegraphed to you at your address as most recently furnished to us by you.

22. Miscellaneous provisions, if any, are attached hereto and incorporated herein by reference.

23. This agreement, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts, may be terminated by any party hereto at any time upon written notice.

FINANCIAL INSTITUTION

              -------------------------------------------------
                            Financial Institution

           By:
              -------------------------------------------------
                Authorized Signature of Financial Institution


              -------------------------------------------------
                          Please Print or Type Name


              -------------------------------------------------
                                    Title

              -------------------------------------------------
                            Print or Type Address

              -------------------------------------------------
                               Telephone Number

        Date:
             -------------------------------------------------



     In order to service you efficiently, please provide the following information on your Mutual Funds Operations Department:

     OPERATIONS MANAGER:
                         ---------------------------------------------

     ORDER ROOM MANAGER:
                         ---------------------------------------------

     OPERATIONS ADDRESS:
                         ---------------------------------------------

                         ---------------------------------------------


     TELEPHONE:                          FAX:
               ---------------------         ----------------------------



        TO BE COMPLETED BY:                     JOHN HANCOCK INVESTOR
      JOHN HANCOCK FUNDS, INC.                  SERVICES CORPORATION

By:                                     By:
   ---------------------------------       ------------------------------------

------------------------------------       ------------------------------------
              Title                                       Title

     TO BE COMPLETED BY:

    FINANCIAL INSTITUTION NUMBER:
                                 ----------------------------------------------

                            JOHN HANCOCK FUNDS, INC.

                                    SCHEDULE A

                          DATED JANUARY 1, 1995 TO THE
                    FINANCIAL INSTITUTION SALES AND SERVICE
                        AGREEMENT RELATING TO SHARES OF
                               JOHN HANCOCK FUNDS


John Hancock Sovereign Achievers Fund                                   John Hancock National Aviation & Technology Fund
John Hancock Sovereign Investors Fund                                   John Hancock Regional Bank Fund
John Hancock Sovereign Balanced Fund                                    John Hancock Gold and Government Fund
John Hancock Sovereign Bond Fund                                        John Hancock Global Rx Fund
John Hancock Sovereign U.S. Government Income Fund                      John Hancock Global Technology Fund
John Hancock Special Equities Fund*                                     John Hancock Global Fund
John Hancock Special Opportunities Fund                                 John Hancock Pacific Basin Equities Fund
John Hancock Discovery Fund                                             John Hancock Global Income Fund
John Hancock Growth Fund                                                John Hancock International Fund
John Hancock Strategic Income Fund                                      John Hancock Global Rescources Fund
John Hancock Limited Term Government Fund                               John Hancock Emerging Growth Fund
John Hancock Cash Management Fund                                       John Hancock Capital Growth Fund
John Hancock Managed Tax-Exempt Fund                                    John Hancock Growth & Income Fund
John Hancock Tax-Exempt Income Fund                                     John Hancock High Yield Bond Fund
John Hancock Tax-Exempt Series Fund                                     John Hancock Investment Quality Bond Fund
John Hancock Special Value Fund                                         John Hancock Government SecurritiesFund
John Hancock Strategic Short-Term Income Fund                           John Hancock U.S. Government Fund
John Hancock CA Tax-Free Fund                                           John Hancock Governtment Income Fund
John Hancock High Yield Tax-Free Fund                                   John Hancock Intermediate Government Fund
John Hancock Tax-Free Bond Fund                                         John Hancock Adjustable U.S. Government Fund
John Hancock U.S. Government Cash Reserve Fund                          John Hancock Cash Reserve Money Market B Fund


         From time to time John Hancock Funds, as principal distributor of the John Hancock Funds, will offer additional funds for sale. These funds will automatically become part of this Agreement and will be subject to all its provisions unless otherwise directed by John Hancock Funds, Inc.
* Closed to new invstors as of 9/30/94.

                            JOHN HANCOCK FUNDS, INC.

                                   SCHEDULE B

                          DATED JANUARY 1, 1995 TO THE
                    FINANCIAL INSTITUTION SALES AND SERVICE
                        AGREEMENT RELATING TO SHARES OF
                               JOHN HANCOCK FUNDS



I.  REALLOWANCE

    The Reallowance paid to Financial Institutions for sales of John Hancock Funds is the same as that paid to Selling Brokers described and set forth in each Fund's then-current prospectus. No Commission will be paid on sales of John Hancock Cash Management Fund or any John Hancock Fund that is without a sales charge. Purchases of Class A shares of $1 million or more, or purchases into an account or accounts whose aggregate value of fund shares is $1 million or more will be made at net asset value with no initial sales charge. On purchases of this type, the Distributor will pay a commission as set forth in each Fund's then-current prospectus. John Hancock Funds, Inc. will pay Financial Institutions for sales of Class B shares of the Funds a marketing fee as set forth in each Fund's then-current prospectus for Selling Brokers.

                            JOHN HANCOCK FUNDS, INC.

                                   SCHEDULE C

                   DISTRIBUTION PLAN SCHEDULE OF COMPENSATION

                          DATED JANUARY 1, 1995 TO THE
                    FINANCIAL INSTITUTION SALES AND SERVICE
                        AGREEMENT RELATING TO SHARES OF
                               JOHN HANCOCK FUNDS

         FIRST YEAR SERVICE FEE

         Pursuant to the Distribution Plan applicable to each of the Funds listed in Schedule A, the Distributor will advance to you a First Year Service Fee related to the purchase of Class A shares (only if subject to sales charge) or Class B shares of any of the Funds, as the case maybe, sold by your firm on or after July 1, 1993. This Service Fee will be compensation for your personal service and/or the maintenance of shareholder accounts ("Customer Servicing") during the twelve-month period immediately following the purchase of such shares, in an amount not to exceed .25 of 1% of the average daily net assets attributable to Class A shares or Class B shares of the Fund, as the case may be, purchased by your customers.

         SERVICE FEE SUBSEQUENT TO THE FIRST YEAR

         Pursuant to the Distribution Plan applicable to each of the Funds listed in Schedule A, the Distributor will pay you quarterly, in arrears, a Service Fee commencing at the end of the twelve-month period immediately following the purchase of Class A shares (only if subject to sales charge) or Class B shares, as the case may be, sold by your firm, for Customer Servicing, in an amount not to exceed .25 of 1% of the average daily net assets attributable to the Class A shares or Class B shares of the Fund, as the case may be, purchased by your customers, provided your Financial Institution has under management with the Funds combined average daily net assets for the preceding quarter of no less than $1 million, or an individual representative of your Financial Institution has under management with the Funds combined average daily net assets for the preceding quarter of no less than $250,000 (an "Eligible Financial Institution").